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                                                                     EXHIBIT 23

                             ACCOUNTANT'S CONSENT

The Board of Directors
Software AG Systems, Inc.

  We consent to incorporation by reference in the registration statement of Software AG Systems, Inc. on Form S-8 (No. 333-44687) of our report dated February 6, 1998, with respect to the consolidated balance sheets of Software AG Systems, Inc. and subsidiaries (Successor) as of December 31, 1997, and of Software AG Systems, Inc. and subsidiaries (a wholly owned subsidiary of Software AG, a German software company) (Predecessor) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows, and the related schedule for the periods from April 1, 1997 to December 31, 1997 (Successor period), and from January 1, 1997 to March 31, 1997 and for each of the years in the two-year period ended December 31, 1996 (Predecessor periods), which report appears in the December 31, 1997, annual report on Form 10-K of Software AG Systems, Inc.

                                          KPMG Peat Marwick LLP

Washington, D.C.
March 26, 1998